UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dakota Gold Corp.

(Exact name of Registrant as specified in its charter)

Nevada	85-3475290
(State or other jurisdiction of in Company or organization)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A, Lead, South Dakota, United States	57754
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Warrants, each warrant exercisable for one share of the Registrant's common stock at an exercise price of $2.08	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
None

Explanatory Note

Dakota Gold Corp. (the "Company" or the "Registrant") is filing this registration statement on Form 8-A with the U.S. Securities and Exchange Commission (the "SEC"), in connection with the registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of warrants (the "Warrants") to purchase its common stock, par value $0.001 per share ("Common Stock"). The Warrants will be exchanged for certain warrants to purchase shares of Common Stock issued pursuant to certain private placements (the "Private Placement Warrants"). Information concerning the Private Placement Warrants and other related matters is contained in a registration statement on Form S-1 filed by the Company with the SEC on March 28, 2022, as amended.

Item 1. Description of Registrant's Securities to be Registered

The description of the Warrants is set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-263883), originally filed with the SEC on March 28, 2022, as thereafter amended and supplemented from time to time (the "Registration Statement") to which this Form 8-A relates, and which is incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American, and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on August 29, 2022.

DAKOTA GOLD CORP.

By:	/s/ Shawn Campbell
Name: Shawn Campbell
Title: Chief Financial Officer